Exhibit 10.2

Annual Equity Grant

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

STOCK UNIT AGREEMENT

Gemstar-TV Guide International, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 1994 Stock Incentive Plan, as amended and restated (the “Plan”).

Grant Date:

Name of Grantee:

Number of Units Covered by Grant:

Vesting Start Date:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:

(Signature)

Company:

(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

STOCK UNIT AGREEMENT

Stock Unit/ Nontransferability	This grant is an award of stock units in the total number of Units set forth on the cover sheet and subject to the vesting conditions described below (the “Stock Units”). Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Vesting

Your Stock Units vest on the one-year anniversary of the Vesting Start Date (“Anniversary Date”), provided you are then in service with the Company.

No additional Stock Units will vest after your service has terminated for any reason.

Notwithstanding the vesting schedule in the preceding paragraph, to the extent not previously vested, your Units shall become 100% vested upon the earlier of (i) a Change in Control (as defined below) or (ii) your termination of service with the Company or a Subsidiary due to your death or disability if you have continuously provided services to the Company from the Grant Date.

For purposes of this Agreement, “Change in Control” shall mean any of the following (other than as a direct result of a public offering of shares of the Company):

(a) approval by the shareholders of the Company of the dissolution or liquidation of the Company;

(b) approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise recapitalize or reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the event are, or will be, owned by the shareholders of the Company and/or Related Parties immediately before such event (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such event but taking into consideration securities of the other parties to such transaction held by such record holders);

(c) approval by the shareholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not a Subsidiary or Related Party;

(d) any “person” (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) (other than a Related Party or other person having beneficial ownership of more than 50% of the outstanding voting securities at the time of adoption of this Plan, or any successor, affiliate or associate of such owner) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period, including for these purposes (but without duplication of predecessors and successors), new members whose election or nomination was so approved.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, you agree in writing that such event shall not constitute a Change in Control.

Delivery of Shares	Unless you previously elected to defer the payment of the Stock Units, a certificate for all of the shares of Stock represented by your Stock Units shall be delivered to you on the Vesting Date (or as soon as practicable thereafter); provided, that, if the Vesting Date occurs during a window period in which you are restricted from selling Stock in the open market because a trading window is not available, delivery of such shares will be delayed until the date immediately following the opening of a trading window (or as soon as practicable thereafter). If you have elected to defer the payment of the Stock Units, a certificate for all of the shares of Stock represented by your Stock Units shall be delivered to you on the date you have elected (or as soon as practicable thereafter); provided, that, if that date occurs during a window period in which you are restricted from selling Stock in the open market because a trading window is not available, delivery of such shares will be delayed until the date immediately following the opening of a trading window (or as soon as practicable thereafter). If your services have terminated earlier than the date you have elected, a certificate for all of the shares of Stock represented by your Stock Units shall be delivered to you at the time of your termination of services (or as soon as practicable thereafter).

Retention Rights	This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You do not have the rights of a shareholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. You will, however, be entitled to receive an amount equal to any dividends declared or paid on such Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Stock Units and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require that any amounts paid as dividend equivalents in connection with the Stock Units be treated as reinvested in Stock Units and subject to the same conditions and restrictions applicable thereto.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Stock Units covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.